Exhibit 99.1

FORM OF PROXY AND LOCK-UP AGREEMENT

The undersigned stockholder (the “Stockholder”) of Velodyne Lidar, Inc., a Delaware corporation (the “Company”), understands that the Company entered into that certain Agreement and Plan of Merger (the “Merger Agreement” and the transactions contemplated by the Merger Agreement, the “Business Combination”), dated as of July 2, 2020, with Graf Industrial Corp., a Delaware corporation (“Graf”), and VL Merger Sub Inc., a wholly owned subsidiary of Graf (the “Merger Sub”), pursuant to which Merger Sub will merger with and into the Company and the Company will survive the merger as a wholly owned subsidiary of Graf, which will subsequently change its name to Velodyne Lidar, Inc.

The Stock is the holder of certain shares of Common Stock of the Company (the “Common Stock”). The Stockholder previously granted directly or indirectly to David Hall (the “Founder”) an irrevocable proxy allowing the Founder to vote all shares of the Company’s stock held by the Stockholder. Under the terms of the Merger Agreement, immediately prior to the effective time of the Business Combination, each outstanding share of Common Stock will be converted into shares of common stock of Graf (the “Graf Shares”). On the terms set forth in this Proxy and Lock-Up Agreement (the “Agreement”), the Stockholder desires to grant a voting proxy in favor of the Founder in order to allow the Founder to exercise all voting rights over any Graf Shares held by the Stockholder at and following the closing of the Business Combination. Additionally, for the benefit of Graf and the Company, the Stockholder acknowledges and agrees to the lock-up restrictions set forth in this Agreement.

In order to induce the Company and Graf to complete the Business Combination and in consideration of the covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the Stockholder hereto agrees as follows:

1.    The Stockholder hereby constitutes and appoints as the proxy of such Stockholder, and hereby grants a power of attorney to the Founder with full power and substitution, with respect to the matters set forth herein, and hereby authorizes the Founder to represent and to vote any and all Graf Shares held by such Stockholder or shares of voting securities of Graf that such Stockholder may hereafter acquire (collectively, the “Proxy Shares”), in such manner as the Founder shall determine in his sole discretion and without notice to or consultation of such Stockholder, in all matters before the stockholders of the Company. Each of the proxy and power of attorney granted in this Section 1 is given in consideration of the agreements and covenants of the Company and the Founder in connection with the transactions contemplated by the Merger Agreement and this Agreement and, as such, each is coupled with an interest and shall be irrevocable until this Agreement terminates pursuant to its terms, or this Section 1 is amended to remove such grant of proxy and power of attorney. The Stockholder shall not hereafter, until this Agreement terminates pursuant to its terms or this Section 1 is amended to remove this provision, grant, or purport to grant, any other proxy or power of attorney with respect to such Proxy Shares, deposit any of such Proxy Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or power of attorney or give instructions with respect to the voting of any of such Proxy Shares, in each case, with respect to any of the matters set forth in this Agreement.

2.    The Stockholder hereby agrees that he, she or it will not, and will not publicly disclose an intention to, during the period commencing on the date of the closing of the Business Combination and ending 180 days after the date of the closing of the Business Combination: (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Graf Shares or any securities convertible into or exercisable or exchangeable for Graf Shares (whether such Graf Shares or any such securities are then owned by the Stockholder or are thereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Graf Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of

Graf Shares or other securities, in cash or otherwise. The foregoing restrictions shall not apply to: (A) transactions relating to common shares or other securities acquired in the Public Offering or in open market transactions after the completion of the Public Offering, (B) transfers or distributions of Graf Shares or any security convertible into or exercisable or exchangeable for Graf Shares (1) as a bona fide gift or charitable contribution, (2) by will or intestacy or to any member of the Stockholder’s immediate family or to a trust for the direct or indirect benefit of the Stockholder and/or any member of the Stockholder’s immediate family, (3) to any corporation, partnership limited liability company or other business entity, all of the beneficial ownership interests of which, in each such case, are held by the Stockholder or any member of the Stockholder’s immediate family, (4) if the Stockholder is a corporation, to limited partners, members, shareholders or holders of similar equity interests in the Stockholder or (5) if the Stockholder is a corporation, to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the Stockholder, or to any investment fund or other entity controlled or managed by the Stockholder or affiliated with the Stockholder, provided that (Y) each transferee or distributee shall sign and deliver a lock-up agreement substantially in the form of this Section 2 and (Z) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Graf Shares, shall be required or shall be voluntarily made during the aforementioned 180 day period. Notwithstanding the foregoing, this Section 2 shall not apply to transfers pursuant to a bona fide third-party tender offer for all outstanding Graf Shares or securities convertible into or exercisable or exchangeable for Graf Shares, merger, amalgamation, consolidation or other similar transaction approved by the Company’s Board of Directors and made to all holders of the Company’s securities involving a change of control of the Company (including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Graf Shares or other such securities in connection with such transaction, or vote any Graf Shares or other such securities in favor of any such transaction); provided that in the event that such tender offer, merger, amalgamation, consolidation or other such transaction is not completed, such securities held by the Stockholder shall remain subject to the provisions of this agreement. For purposes of this Section, “change of control” shall mean the consummation of any bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of greater than 50% of total voting power of all outstanding voting securities of the Company (or the surviving entity).

3.    The Company, the Founder and Graf are the intended beneficiaries of this Agreement and shall have the right, power and authority to enforce the provisions hereof. In order to enforce the foregoing covenant in Section 2 of this Agreement, the Company and/or Graf may impose stop-transfer instructions with respect to the Graf Shares of the Stockholder until the end of the period referenced in Section 2. The Stockholder understands that the Company, the Founder and Graf are relying on this Agreement in proceeding towards consummation of the Business Combination.

4.    The Stockholder acknowledges that the proxies and powers granted herein are coupled with an interest, are irrevocable; provided, however, that proxies and powers granted herein shall automatically terminate (i) upon the Founder’s death, (ii) upon the written notice of termination of the proxies and powers granted herein duly executed by the Founder and (iii) with respect to any Proxy Shares transferred to a third party in an arm’s length transaction for good and valuable consideration, with any balance of the Proxy Shares held by the Stockholder remaining subject to the terms of this Agreement (for the avoidance of doubt, estate planning transfers to trusts and transfers to entities affiliated with the Stockholder shall not terminate the proxies and power granted herein and as a condition such transfer the Stockholder agrees to require the transferee to grant a proxy on the terms set forth in Section 2 in favor of the Founder). In connection with the foregoing proxies and powers, the Founder is authorized to execute, on behalf of the undersigned Stockholder, any and all agreements, instruments or documents in such form and on such terms and conditions as the Stockholder deems necessary or desirable, its execution thereof to be conclusive evidence of its authority hereunder, and generally to say, do, act, transact, determine, accomplish and finish all matters and things whatsoever, relating to the matters set forth above, as fully, amply and effectually as though the undersigned Stockholder, if present, ought or might personally do. This instrument may be exercised despite the undersigned Stockholder’s subsequent disability or death.

5.    The Stockholder acknowledges and agrees that the Founder has no fiduciary relationship with, nor does the Founder owe any fiduciary obligation to, the Stockholder by virtue of the power and proxies granted herein, and the Stockholder waives any claim related thereto.

6.    If any provisions of this Agreement shall be determined to be illegal or unenforceable by any court of law, the remaining provisions shall be severable and enforceable to the maximum extent possible in accordance with their terms. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, without giving effect to the principles of conflicts of law thereof. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, this Proxy and Lock-Up Agreement is executed as of the date first written above.

STOCKHOLDER:

By:
Name: